                            ALLIED HEALTH OPTIONS, INC.


                                FINANCIAL STATEMENTS


                           AS OF AND FOR THE PERIOD FROM


                 FEBRUARY 7, 1996 (INCEPTION) TO DECEMBER 31, 1996


                          AND AS OF AND FOR THE YEAR ENDED


                                  DECEMBER 31, 1997

                            ALLIED HEALTH OPTIONS, INC.

                           INDEX TO FINANCIAL STATEMENTS


                                                                            PAGE
                                                                            ----

Report of Independent Accountants - PricewaterhouseCoopers LLP.................4

Balance Sheets as of December 31, 1997 and 1996................................5

Statements of Operations for the period from February 7, 1996 (inception) to
December 31, 1996 and for the year ended December 31, 1997.....................6

Statements of Changes in Stockholder's Equity for the period from
February 7, 1996 (inception) to December 31, 1996 and for the year ended
December 31, 1997..............................................................7

Statements of Cash Flows for the period from February 7, 1996 (inception)
to December 31, 1996 and for the year ended December 31, 1997..................8

Notes to Financial Statements..................................................9

                         REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholder of Allied Health Options, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Allied Health Options, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the year ended December 31, 1997 and for the period from February 7, 1996 (inception) to December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note M to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note M. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
December 16, 1998

                             ALLIED HEALTH OPTIONS, INC.

                                    BALANCE SHEETS

                                                                                          December 31,
                                                                                -------------------------------
                                                                                    1997                1996
                                                                                -----------          ----------
                  ASSETS

Current assets:
     Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . .  $   116,894          $   25,472
     Accounts receivable, net of allowance for doubtful accounts of $280,520 and $86,888 at 12/31/97 and
          12/31/96, respectively. . . . . . . . . . . . . . . . . . . . . . .      374,108             604,354
     Prepaid expenses and other current assets. . . . . . . . . . . . . . . .        3,551                - -
                                                                               -----------          ----------
          Total current assets. . . . . . . . . . . . . . . . . . . . . . . .      494,553             629,826

Property and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . .       31,806              30,530

Other non-current assets. . . . . . . . . . . . . . . . . . . . . . . . . . .        3,395               3,546
                                                                               -----------          ----------
          Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   529,754          $  663,902
                                                                               -----------          ----------
                                                                               -----------          ----------

             LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
     Trade accounts payable. . . . . . . . . . . . . . . . . . . . . . . .     $   103,008          $  362,704
     Accrued liabilities . . . . . . . . . . . . . . . . . . . . . . . . .          40,210             184,051
     Current installments on long-term notes payable . . . . . . . . . . .         212,724              61,242
                                                                               -----------          ----------
          Total current liabilities. . . . . . . . . . . . . . . . . . . .         355,942             607,997
Medicare settlement reserve. . . . . . . . . . . . . . . . . . . . . . . .         833,605             210,336
Long-term notes payable, excluding current installments. . . . . . . . . .         374,797             251,798
Commitments and contingencies (Note I) . . . . . . . . . . . . . . . . . .             - -                 - -
                                                                               -----------          ----------
          Total liabilities. . . . . . . . . . . . . . . . . . . . . . . .     $ 1,564,344          $1,070,131
                                                                               -----------          ----------
Stockholder's equity:
     Common stock; $1.00 par value; 1,000 shares authorized
          and outstanding at 12/31/97 and 12/31/96 . . . . . . . . . . . .           1,000               1,000
     Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . .            - -                  - -
     Retained deficit. . . . . . . . . . . . . . . . . . . . . . . . . . .      (1,035,590)           (407,229)
                                                                               -----------          ----------
          Total stockholder's equity . . . . . . . . . . . . . . . . . . .      (1,034,590)           (406,229)
                                                                               -----------          ----------
          Total liabilities and stockholder's equity . . . . . . . . . . .     $   529,754          $  663,902
                                                                               -----------          ----------
                                                                               -----------          ----------

      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            ALLIED HEALTH OPTIONS, INC.

                              STATEMENTS OF OPERATIONS

                                                                                                    For the
                                                                                                  Period From
                                                                                  FOR THE       February 7, 1996
                                                                                 YEAR ENDED      (Inception) to
                                                                                 DECEMBER 31,     December 31,
                                                                                     1997             1996
                                                                               --------------   ----------------
Net patient service revenue. . . . . . . . . . . . . . . . . . . . . . . .     $ 1,983,608         $ 1,031,747

Expenses:
     Wages and benefits. . . . . . . . . . . . . . . . . . . . . . . . . .       1,684,357             767,197

     General and administrative expenses . . . . . . . . . . . . . . . . .         365,344             194,568

     Bad debt expense. . . . . . . . . . . . . . . . . . . . . . . . . . .         193,632              86,888

     Professional fees . . . . . . . . . . . . . . . . . . . . . . . . . .         165,392             337,528

     Office and equipment rental . . . . . . . . . . . . . . . . . . . . .         142,563              50,093

     Interest expense. . . . . . . . . . . . . . . . . . . . . . . . . . .          52,557                 799

     Depreciation and amortization . . . . . . . . . . . . . . . . . . . .           8,124               1,903
                                                                               -----------         -----------
          Total expenses . . . . . . . . . . . . . . . . . . . . . . . . .       2,611,969           1,438,976
                                                                               -----------         -----------
             Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . .      $ (628,361)           (407,229)
                                                                               -----------         -----------
                                                                               -----------         -----------
     Basic loss per common share . . . . . . . . . . . . . . . . . . . . .     $   (628.36)            (407.23)

     Diluted loss per common share . . . . . . . . . . . . . . . . . . . .     $   (628.36)            (407.23)

     Weighted average common shares outstanding. . . . . . . . . . . . . .           1,000               1,000

      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            ALLIED HEALTH OPTIONS, INC.

                   STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                 Common Stock           Additional                     Total
                                            ----------------------        Paid        Accumulated  Stockholder's
                                             Shares        Amount        Capital        Deficit       Equity
                                            --------      --------      ----------    -----------  -------------
Balance at
February 7, 1996
(Inception)                                     --              --            --             --           --

Shares issued at
$1.00 per share                              1,000        $  1,000            --             --   $     1,000

Net loss                                        --              --            --    $  (407,229)     (407,229)
                                            --------      --------      ----------  -----------   -----------
Balance at
December 31, 1996                            1,000           1,000            --       (407,229)     (406,229)
                                            --------      --------      ----------  -----------   -----------
                                            --------      --------      ----------  -----------   -----------
Net loss                                        --              --            --       (628,361)     (628,361)
                                            --------      --------      ----------  -----------   -----------
Balance at
December 31, 1997                            1,000        $  1,000            --    $(1,035,590)  $(1,034,590)
                                            --------      --------      ----------  -----------   -----------
                                            --------      --------      ----------  -----------   -----------


      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            ALLIED HEALTH OPTIONS, INC.

                              STATEMENTS OF CASH FLOWS

                                                                                                     For the
                                                                                                   Period From
                                                                                 FOR THE         February 7, 1996
                                                                                YEAR ENDED        (Inception) to
                                                                               DECEMBER 31,        December 31,
                                                                                   1997                1996
                                                                               ------------      ----------------
Cash flows from operating activities:
     Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $(628,361)          $(407,229)
     Adjustments to reconcile net loss to net
       cash provided by (used in) operating activities:
          Depreciation and amortization. . . . . . . . . . . . . . . .               8,124               1,903
          Bad debt expense . . . . . . . . . . . . . . . . . . . . . .             193,632              86,888
     Changes in assets and liabilities:
          (Increase) decrease in accounts receivable, gross. . . . . .              36,614            (691,242)
          (Increase) in prepaid expenses and other assets. . . . . . .              (3,400)             (3,546)
          Increase in accounts payable . . . . . . . . . . . . . . . .              34,774             362,704
          Increase (decrease) in accrued liabilities . . . . . . . . .             (53,613)            184,051
          Increase in Medicare settlement reserve. . . . . . . . . . .             623,269             210,336
                                                                                 ---------           ---------
Net cash provided by (used in) operating activities. . . . . . . . . .             211,039            (256,135)
                                                                                 ---------           ---------
Cash flows from investing activities:
       Purchase of property and equipment. . . . . . . . . . . . . . .              (9,400)            (32,433)
                                                                                 ---------           ---------
Net cash used in investing activities. . . . . . . . . . . . . . . . .              (9,400)            (32,433)
                                                                                 ---------           ---------
Cash flows from financing activities:
       Net proceeds from sale of common stock. . . . . . . . . . . . .                 - -               1,000
       Proceeds from 1996 Alabama Medicare reimbursement
          overpayment under an extended repayment plan . . . . . . . .                 - -             313,040
       Principal payments on promissory note . . . . . . . . . . . . .             (48,975)                - -
       Principal payments on Medicare overpayment. . . . . . . . . . .             (61,242)                - -
                                                                                 ---------           ---------
Net cash provided by (used in) financing activities. . . . . . . . . .            (110,217)            314,040
                                                                                 ---------           ---------
Increase in cash and cash equivalents. . . . . . . . . . . . . . . . .              91,422              25,472

Cash and cash equivalents at beginning of year/period. . . . . . . . .              25,472                - -
                                                                                 ---------           ---------
Cash and cash equivalents at end of year/period. . . . . . . . . . . .           $ 116,894           $  25,472
                                                                                 ---------           ---------
                                                                                 ---------           ---------
Supplemental disclosures:
Cash paid for:
       Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . .           $  52,557           $     799
Non-cash financing activities:
       Conversion of accounts payable to note payable. . . . . . . . .           $ 294,470           $     - -
       Conversion of accrued liabilities to note payable . . . . . . .           $  90,228           $     - -

      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            ALLIED HEALTH OPTIONS, INC.
                         NOTES TO THE FINANCIAL STATEMENTS

A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     Allied Health Options, Inc. ("AHO") was incorporated as an subchapter S corporation in the State of Alabama on February 7, 1996 to provide: outpatient services, including specialized outpatient services for children, the elderly, individuals who are chronically mentally ill, and residents of the community mental health services area who have been discharged from inpatient treatment at a mental health facility; twenty four hour a day emergency care services; day treatment, other partial hospitalization services, or psychosocial rehabilitation services; screening for patients being considered for admission to state mental health facilities to determine the appropriateness of such admission; and consultation and education services. AHO operates three Community Mental Health Centers ("CMHC's") under the names: Behavioral Health of Mobile ("BHM"), Calhoun County Behavioral Health ("CCBH"), and Pensacola Center for Behavioral Health ("PCBH"). BHM, located in Mobile, Alabama, began operations on March 8, 1996. CCBH, located in Oxford, Alabama, began operations on August 26, 1996. PCBH, located in Pensacola, Florida, began operations on October 9, 1996. (The statement "for the period from February 7, 1996 (inception) to December 31, 1996," placed throughout the notes to the financial statements and the accompanying financial statements, takes into consideration the various start dates of the three CMHCs). BHM and CCBH obtained Health Care Financing Administration ("HCFA") certification to provide partial hospitalization services as a CMHC under Medicare Part A effective February 1, 1996. PCBH obtained HCFA certification to provide partial hospitalization services as a CMHC under Medicare Part A effective October 2, 1996.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates included in the accompanying financial statements include the allowance for doubtful accounts and the Medicare settlement reserve. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash on hand and liquid investments in money market accounts. Such investments have an original maturity of three months or less.

ACCOUNTS RECEIVABLE

     Accounts receivable principally represents receivables from third-party payors for services provided. Such amounts are recorded net of contractual allowances, indigent write-offs and estimated bad debts. Retroactive Medicare adjustments and reserves are accrued as a liability on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined.

                            ALLIED HEALTH OPTIONS, INC.
                  NOTES TO THE FINANCIAL STATEMENTS - (CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for repairs and maintenance are charged to income as incurred, and expenditures for major renewals and betterments are capitalized. Depreciation and amortization are computed using the straight-line method over the estimated useful life of the assets, ranging from three to seven years.

     Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or group of assets may not be recoverable. The impairment review includes a comparison of future cash flows expected to be generated by the asset or group of assets with their associated carrying value. If the carrying value of the asset or group of assets exceeds expected cash flows (undiscounted and without interest charges), an impairment loss is recognized for the excess of carrying amounts over fair value. No such impairment has been recognized.

INCOME TAXES

     As a subchapter S corporation, AHO is not a separate taxable entity. AHO losses were reported on the tax returns of its shareholder.

LOSS PER SHARE

     In February 1997, Statement of Financial Accounting Standards No. 128, "Earnings Per Share" was issued requiring companies to present on the face of the income statement, basic earnings per share (EPS) and diluted EPS, instead of the primary and fully diluted EPS that was previously required. Companies with complex capital structures are required to reconcile the numerator and denominator used in the basic EPS computation to the numerator and denominator used in the diluted EPS computation. AHO's capital structure is comprised solely of common stock. There were no dilutive common share equivalents outstanding during each period. As such, for each of the periods presented, basic and diluted EPS calculations are based on the weighted-average number of common shares outstanding during the period.

NET PATIENT SERVICE REVENUE

     Net patient service revenue is reported at the estimated net realizable amounts from third-party payors and patients for services rendered, including estimated retroactive Medicare adjustments and reserves. Retroactive Medicare adjustments and reserves are accrued as a liability on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined.

     Certain partial hospitalization services costs related to Medicare beneficiaries are reimbursed to AHO from Medicare based on a cost reimbursement methodology. AHO is reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports by AHO and audits thereof by the Medicare fiscal intermediary. AHO's Medicare cost reports have not yet been audited by the Medicare fiscal intermediary for the year ended December 31, 1997 and for the period from February 7, 1996, (inception) to December 31, 1996.

                            ALLIED HEALTH OPTIONS, INC.
                  NOTES TO THE FINANCIAL STATEMENTS - (CONTINUED)

     Net patient service revenue, as reported in the accompanying statements of operations, consists of:

                                                                    For the
                                                                  Period From
                                                   FOR THE      February 7, 1996
                                                  YEAR ENDED     (Inception) to
                                                 DECEMBER 31,     December 31,
                                                     1997             1996
                                                 ------------   ----------------
       Gross patient charges . . . . . .          $4,772,466       $2,863,506

       Deductions from gross patient charges:
          Contractual adjustments. . . .           1,851,999        1,027,525
          Medicare settlement reserve. .             562,027          523,376
          Indigent write-offs. . . . . .             374,832          280,858
                                                  ----------       ----------
       Net patient service revenue . . .          $1,983,608       $1,031,747
                                                  ----------       ----------
                                                  ----------       ----------

INDIGENT WRITE-OFFS

     AHO has established policies which define the assessment of patient indigence, the corresponding collection process and the Medicare bad debt write-off process with respect to Medicare co-insurance and Medicare bad debt reimbursement. AHO utilizes the federal poverty level in assessing a patient's ability to pay either the 20% Medicare co-coinsurance or that portion of the 20% Medicare co-insurance that is not covered by secondary
insurance.   Since AHO does not pursue collections of amounts which meet its indigency criteria and there is no related secondary insurance, charges related to indigent write-offs are excluded from net patient service revenue.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income," and No. 131, "Disclosure About Segments of an Enterprise and Related Information." In February 1998, the Board issued No. 132, "Employers' Disclosure About Pension and Other Postretirement Benefits." These statements will be adopted in 1998. As these statements require only additional disclosures in AHO's notes to the financial statements, their adoption will not have any effect on AHO's financial position or results of operations.

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This statement will be adopted in 1998. AHO anticipates that the adoption of this statement will not have a significant effect on its financial position or results of operations.

                            ALLIED HEALTH OPTIONS, INC.
                  NOTES TO THE FINANCIAL STATEMENTS - (CONTINUED)

B.   CONCENTRATIONS OF MARKET AND CREDIT RISK

     Financial instruments which potentially subject AHO to concentrations of credit risk are primarily cash equivalents and net accounts receivable. It is AHO's practice to place its cash equivalents in high quality accounts. The percentage mix of net accounts receivable from third-party payors at December 31, was:

                                                             1997      1996
                                                             ----      ----
     Medicare claims . . . . . . . . . . . . . . . . . . . .   84%       82%
     Medicare secondary insurance claims . . . . . . . . . .    9        18
     Other commercial insurance claims . . . . . . . . . . .    7         -
                                                             ----      ----
                                                              100%      100%
                                                             ----      ----
                                                             ----      ----

     AHO does not expect its payors to fail to meet their obligations and, as such, considers the credit risk associated with its trade accounts receivable to be minimal. AHO grants credit without collateral to its patients.

     All of AHO's revenue is generated from the healthcare industry. The percentage market mix of net patient service revenue from third-party payors was:

                                                                         For the
                                                                       Period From
                                                           FOR THE   February 7, 1996
                                                          YEAR ENDED  (Inception) to
                                                         DECEMBER 31,  December 31,
                                                             1997          1996
                                                         ----------- ----------------
     Medicare claims, net of Medicare
       settlement reserve. . . . . . . . . . . . . . . . .      64%          77%
     Medicare secondary insurance claims . . . . . . . . .      27           23
     Other commercial insurance claims . . . . . . . . . .       9            -
                                                              ----         -----
                                                               100%         100%
                                                              ----         -----
                                                              ----         -----

C.   FAIR VALUE OF FINANCIAL INSTRUMENTS

     As of December 31, 1997 and 1996, the fair value of AHO's cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximated their carrying value because of the short maturities of those financial instruments. The fair value of AHO's long term debt also approximates its carrying value since the related notes bear interest at approximate current market rates.

D.   ASSETS PLEDGED AS COLLATERAL

     Effective February 19, 1997, AHO executed a Medical Claims Purchase Agreement with United Medicorp, Inc. ("UMC") whereby UMC purchased an undivided interest in certain AHO claims. AHO pledged all current and future accounts receivable as collateral for advances against purchased claims. At December 31, 1997, there were no outstanding advances or purchased claims for which assets had been pledged.

                            ALLIED HEALTH OPTIONS, INC.
                  NOTES TO THE FINANCIAL STATEMENTS - (CONTINUED)

     On March 7, 1997, a petition for relief under title 11, chapter 7 of the US Bankruptcy Code was filed against AHO by certain vendors ("Vendors") seeking relief of unpaid claims totaling $526,861 related to: loans; advances; rentals; management; computers and other services. As final settlement of the bankruptcy petition, effective May 14, 1997, AHO and Vendors executed a promissory note (the "Vendor Note") for $384,698. As collateral for this note, AHO pledged the balance of all current and future accounts receivable in excess of $200,000. In conjunction with this pledge, UMC executed a subordination agreement with Vendors whereby UMC subordinated to Vendors its security interest in AHO's current and future accounts receivable in excess of $200,000. At December 31, 1997, accounts receivable totaling $335,723 were pledged as collateral for the Vendor Note.

     For the period ended December 31, 1996, the tentative settlements due to Medicare from BHM and CCBH for prospective reimbursement in excess of reimbursable costs totaled $217,808 and $95,232, respectively (the "1996 Medicare Overpayment"). On August 6, 1997, AHO executed a thirty month extended repayment plan with Medicare for the principal balance of $313,040. The extended repayment plan is structured so that Medicare collects its monthly payments directly from submitted patient claims. The unpaid principal balance is de facto secured by unpaid Medicare claims at December 31, 1997 and future Medicare claims.

E.   PROPERTY AND EQUIPMENT

     Property and equipment at December 31, consists of:

                                                  1997      1996
                                                -------   -------
     Office equipment. . . . . . . . . .        $31,989   $24,860
     Leasehold improvements. . . . . . .          5,361     5,361
     Furniture and fixtures. . . . . . .          4,483     2,212
                                                -------   -------
                                                 41,833    32,433
     Less accumulated depreciation and
       amortization. . . . . . . . . . .         10,027     1,903
                                                -------   -------
     Net property and equipment. . . . .        $31,806   $30,530
                                                -------   -------
                                                -------   -------

F.   ACCRUED LIABILITIES

     Accrued liabilities at December 31, consists of:

                                                  1997      1996
                                                -------   -------
     Staffing and billing fees . . . . .            - -    82,542
     Professional fees . . . . . . . . .            - -    76,612
     Payroll . . . . . . . . . . . . . .        40,393     24,897
                                                -------   -------
                                               $40,393   $184,051
                                               -------   --------
                                               -------   --------

                            ALLIED HEALTH OPTIONS, INC.
                  NOTES TO THE FINANCIAL STATEMENTS - (CONTINUED)

G.   NOTES PAYABLE

     Long-term debt at December 31, consists of:

                                                                         1997            1996
                                                                       -------         -------
     Vendor Note, bearing interest at 7.75% per annum,
        monthly installments of $9,347, secured (Note D) . . . .        $335,723       $    - -
     1996 Medicare Overpayment, bearing interest at
        13.5% per annum, monthly installments of
        $12,500, secured (Note D). . . . . . . . . . . . . . . .         251,798        313,040
                                                                        --------       --------
        Total long-term debt . . . . . . . . . . . . . . . . . .         587,521        313,040
     Less current installments . . . . . . . . . . . . . . . . .         212,724         61,242
                                                                        --------       --------
     Long-term debt, excluding current installments. . . . . . .        $374,797       $251,798
                                                                        --------       --------
                                                                        --------       --------

     The aggregate maturities of long-term debt at December 31, 1997, are as follows:

     Year ending December 31:
     1998. . . . . . . . . . . . . . . . . . . . . . . . . . . .                       $212,724
     1999. . . . . . . . . . . . . . . . . . . . . . . . . . . .                        224,776
     2000. . . . . . . . . . . . . . . . . . . . . . . . . . . .                        104,181
     2001. . . . . . . . . . . . . . . . . . . . . . . . . . . .                         45,840
                                                                                       --------
                                                                                       $587,521
                                                                                       --------
                                                                                       --------

H.   LEASES

     AHO has entered into operating leases of facilities and office equipment with third parties with terms ranging from 12 to 60 months. The future minimum lease payments under noncancelable operating leases at December 31, are as follows:

     Year ending December 31:
     1998. . . . . . . . . . . . . . . . . . . . . . . . . . . .                        $91,684
     1999. . . . . . . . . . . . . . . . . . . . . . . . . . . .                         43,337
     2000. . . . . . . . . . . . . . . . . . . . . . . . . . . .                          6,403
     2001. . . . . . . . . . . . . . . . . . . . . . . . . . . .                          4,176
     2002. . . . . . . . . . . . . . . . . . . . . . . . . . . .                          3,132
                                                                                       --------
                                                                                       $148,732
                                                                                       --------
                                                                                       --------

I.   COMMITMENTS AND CONTINGENCIES

     On September 29, 1998, The Department of Health and Human Services ("HHS") announced new actions to ensure that Medicare beneficiaries with acute mental illness obtain quality treatment in CMHCs and that Medicare pay appropriately for such services. As part of a comprehensive action plan, HHS' HCFA has initiated termination actions against centers that appear unable to provide Medicare's legally required core services, and will require others to come into compliance. HCFA will demand repayment of money paid inappropriately for non-covered services or ineligible beneficiaries. Twenty non-compliance

                            ALLIED HEALTH OPTIONS, INC.
                  NOTES TO THE FINANCIAL STATEMENTS - (CONTINUED)

notices have been issued, with an estimated 80 notices to be sent by early 1999. Management is not aware of any material non-compliance issue nor have they received any indication from HCFA regarding the possible termination of any of AHO's CMHCs.

     In addition, HCFA plans a number of long-term reforms. These efforts include a new payment system for partial hospitalization that encourages efficiency and eliminates financial incentives for abuse and a joint review of the partial hospitalization benefit with the HHS Inspector General. HCFA also will increase its review of partial hospitalization claims from CMHCs to ensure Medicare pays only for appropriate services to qualified beneficiaries. The financial impact of these long-term reforms cannot currently be estimated. There can be no assurance that long-term reforms made by HCFA to the partial hospitalization program will not have a material adverse effect on AHO.

     As stated in Note A, AHO's Medicare cost reports have not yet been audited by the Medicare fiscal intermediary for the years ended December 31, 1997 and 1996. These cost reports were filed with the fiscal intermediary using unaudited financial information. Management has accrued estimated reserves for known differences between the unaudited financial information used to complete the cost reports as compared to the audited financial information in the accompanying financial statements. However, additional differences that are not currently known or reserved may arise due to differences in interpretation of Medicare reimbursement regulations. The financial impact related to reimbursement interpretation differences cannot currently be estimated. There can be no assurance that reimbursement interpretation differences will not have a material adverse effect on AHO.

     AHO practitioners are insured with respect to professional liability on a claims-made basis. The annual limits of liability are $1 million for each claim with a total limit for all claims of $3 million. There are no known claims and incidents that may result in the assertion of additional claims, as well as claims from unknown incidents that may be asserted. Management is not aware of any claims against AHO which might have a material adverse effect on AHO.

K.   RELATED PARTY TRANSACTIONS

     On November 19, 1997, AHO executed an eight month equipment lease with its stockholder requiring total lease payments of $29,000. For the two months ended December 31, 1997, lease payments totaling $5,000 had been made.

L.   SUBSEQUENT EVENTS

     On August 7, 1998, UMC acquired 100% of the common stock of AHO for $1. Prior to and after the date of acquisition, UMC provided to AHO ongoing accounts receivable management services, funding and consulting services generating revenues of approximately $121,000 and $125,000 in 1997 and year-to-date 1998, respectively. In connection with the acquisition, the former president and founder of AHO will continue to provide his services to AHO for $4,950 per month under a two year consulting agreement, and he has also entered into a three-year covenant not to compete agreement.

                            ALLIED HEALTH OPTIONS, INC.
                  NOTES TO THE FINANCIAL STATEMENTS - (CONTINUED)

M.   GOING CONCERN

          On October 16, 1998, the Company received notice from the Florida Medicare fiscal intermediary (the "Florida FI") indicating that a tentative settlement of $186,512 was due from PCBH for prospective reimbursement in excess of reimbursable costs for the nine months ended September 30, 1998.
To avoid suspension of interim payments, the Florida FI required that this amount be repaid in full by October 31, 1998. As of the date of this filing, no payments had been made to the Florida FI due to insufficient cash and other working capital resources. Management has been informed that effective November 12, 1998, all interim payments to PCBH had been suspended until the overpayment is recovered through the submission of future Medicare claims.

          On October 27, 1998, the Company received notice from the Alabama Medicare fiscal intermediary (the "Alabama FI") indicating that BHM had been placed on one hundred percent medical review of its medical records based on certain deficiencies identified by the Alabama FI in the medical records. This review will affect all future Medicare claims submitted by BHM until such time that deficiencies are corrected. Management estimates that BHM will be required to demonstrate improved quality of medical records for a period of at least three months in order to be removed from one hundred percent medical review status. During this period of time, management will vigorously pursue quality improvements in the medical records and will seek a progressively declining review percentage. Because of the medical review, it is anticipated that Medicare payments made on those claims that pass future medical review will be delayed by thirty to sixty days. Claims that do not pass medical review by the Alabama FI will be submitted for reconsideration and appeal as necessary.

     These events, in conjunction with the AHO's recurring losses from operations and net capital deficiency raise substantial doubt about the ability of AHO to continue as a going concern.

          Management's plans in regards to these matters are described below:

      a) Employee headcount and other expenses at PCBH and BHM have been reduced
      b) On December 3, 1998, management submitted its application to the Florida FI for an extended repayment plan. This plan if approved will allow for repayment over a period from twelve to thirty six months. There can be no assurance that the application will be approved ,or if approved, whereto cash flow generated from PCBH will be sufficient for debt service and ongoing working capital requirements. Management will assess the feasibility of continuing operations at PCBH upon determination of the application and the terms of the repayment plan if approved.
      c) Management has engaged specialized clinical oversight and quality assurance consulting services to review, render an opinion on, and where applicable, pursue reconsideration and appeal of denied claims. Ongoing medical record quality assurance and clinical oversight services will also be provided. As of the date of this report, specialized in-service CMHC training has been completed at PCBH and BHM.
      d) Management has entered into various discussions with parties potentially interested in buying one or more of the Medicare provider numbers.
      e) Management has entered into discussion with certain creditors regarding the possibility of converting debt to equity of the parent company of AHO.

                            ALLIED HEALTH OPTIONS, INC.
                  NOTES TO THE FINANCIAL STATEMENTS - (CONTINUED)

     There can be no assurance that any of these strategies can be effected on satisfactory terms. Any failure with respect to the foregoing plan will more likely than not have a material adverse effect on the Company. Should management determine that the existing plan is inadequate and/or that additional working capital cannot be raised, additional steps may be required which may include the sale of one or more of the Medicare provider numbers or termination of operations and/or certain services provided at one or more of the CMHCs.

                               UNITED MEDICORP, INC.


     (b)  Pro Forma Information.

     The required pro forma financial information is set forth below.

     The following pro forma unaudited combined balance sheets are presented using the audited consolidated balance sheet of United Medicorp, Inc. ("UMC") at December 31, 1997 combined with the audited balance sheet of Allied Health Options, Inc. ("AHO") at December 31, 1997. Pro forma adjustments related to the unaudited combined balance sheets have been computed assuming the acquisition was consummated on December 31, 1997.

     The following pro forma unaudited combined statements of operations are presented using the audited consolidated statement of operations of UMC for the year ended December 31, 1997 combined with the audited statement of operations of AHO for the year ended December 31, 1997. Pro forma adjustments related to the unaudited combined statements of operations have been computed assuming the acquisition was consummated on January 1, 1997.

     The acquisition of AHO has been accounted for as a purchase. The carrying values of assets and liabilities have been estimated to approximate fair market value. Accordingly, no pro forma adjustments to these amounts were made to reflect the allocation and amount of the ultimate purchase price with the exception of the allocation made with respect to the Medicare provider numbers. Final allocations, if any, will be made on the basis of valuations giving effect to various market factors. Purchase price adjustments, if any, will be made within one year from the acquisition date. These adjustments may be material to the pro forma financial information taken as a whole.

     The pro forma combined financial statements should be read in conjunction with the audited financial statements and notes thereto of UMC for the year ended December 31, 1997 included in UMC's Form 10-K and with the audited financial statements and notes thereto of AHO for the year ended December 31, 1997 included in Item 7(a) of this Form 8-K/A1.

     The pro forma unaudited financial information is not necessarily indicative of the results of operations or the financial position which would have been attained had the acquisition been consummated at either of the foregoing dates or which may be attained in the future. The pro forma unaudited results are not intended to be a projection of future results.

                               UNITED MEDICORP, INC.
                        PRO FORMA BALANCE SHEETS (UNAUDITED)
                                 DECEMBER 31, 1997

                                                                 HISTORICAL FINANCIAL
                                                                      STATEMENTS
                                                             ------------------------------
                                                                                   ALLIED
                                                              UNITED               HEALTH                               PRO FORMA
                                                             MEDICORP,            OPTIONS,           PRO FORMA          FINANCIAL
                           ASSETS                              INC.                 INC.            ADJUSTMENTS         STATEMENTS
                                                             ---------         ------------         -----------       -------------
Current assets:
     Cash and cash equivalents . . . . . . . . . . . .      $  275,948         $   116,894          $                 $    392,842
     Restricted cash . . . . . . . . . . . . . . . . .         154,096                 - -                                 154,096
     Accounts receivable . . . . . . . . . . . . . . .         441,743             654,628             (13,500)(b)       1,082,871
     Allowance for doubtful accounts . . . . . . . . .         (11,674)           (280,520)                               (292,194)
     Notes receivable. . . . . . . . . . . . . . . . .           4,000                 - -                                   4,000
     Prepaid expenses and other current assets . . . .          20,201               3,551                                  23,752
                                                           -----------         -----------                            ------------
          Total current assets . . . . . . . . . . . .         884,314             494,553                               1,365,367
Property and equipment, net. . . . . . . . . . . . . .         188,248              31,806                                 220,054
Other non-current assets . . . . . . . . . . . . . . .          11,999               3,395                                  15,394
Goodwill   . . . . . . . . . . . . . . . . . . . . . .             - -                 - -             384,591 (d)         384,591
Accumulated amortization . . . . . . . . . . . . . . .             - -                 - -             (19,230)(d)         (19,230)
Medicare provider numbers. . . . . . . . . . . . . . .             - -                 - -             650,000 (d)         650,000
Accumulated amortization . . . . . . . . . . . . . . .             - -                 - -             (32,500)(d)         (32,500)
                                                           -----------         -----------          ----------        ------------
          Total assets . . . . . . . . . . . . . . . .      $1,084,561         $   529,754          $  969,361        $  2,583,676
                                                           -----------         -----------          ----------        ------------
                                                           -----------         -----------          ----------        ------------
             LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
     Trade accounts payable. . . . . . . . . . . . . .      $   68,270         $   103,008          $  (13,500)(b)    $    157,778
     Payable to clients. . . . . . . . . . . . . . . .          75,135                 - -                                  75,135
     Accrued liabilities . . . . . . . . . . . . . . .         268,423              40,210                                 308,633
     Deferred credit . . . . . . . . . . . . . . . . .           8,802                 - -                                   8,802
     Payable to funding source . . . . . . . . . . . .          78,961                 - -                                  78,961
     Current installments on
       capital lease obligations . . . . . . . . . . .          53,171                 - -                                  53,171
     Current installments on
       long-term notes payable . . . . . . . . . . . .             - -             212,724                                 212,724
                                                           -----------         -----------                            ------------
          Total current liabilities. . . . . . . . . .         552,762             355,942                                 895,204
Medicare settlement reserve. . . . . . . . . . . . . .             - -             833,605             (42,210)(c)         791,395
Long-term capital lease obligation,
          excluding current installment. . . . . . . .          84,368                 - -                                  84,368
Long-term notes payable,
          excluding current installments . . . . . . .             - -             374,797                                 374,797
                                                           -----------         -----------                            ------------
          Total liabilities. . . . . . . . . . . . . .      $  637,130         $ 1,564,344                            $  2,145,764
                                                           -----------         -----------                            ------------
Stockholder's equity:
     Common stock. . . . . . . . . . . . . . . . . . .      $  280,157         $     1,000          $   (1,000)(d)    $    280,157
     Treasury stock. . . . . . . . . . . . . . . . . .        (221,881)                - -                                (221,881)
     Additional paid-in capital. . . . . . . . . . . .      18,695,829                 - -                              18,695,829
     Retained deficit. . . . . . . . . . . . . . . . .     (18,306,674)         (1,035,590)          1,026,071 (d)     (18,316,193)
                                                           -----------         -----------          ----------        ------------
          Total stockholder's equity . . . . . . . . .         447,431          (1,034,590)                                437,912
                                                           -----------         -----------          ----------        ------------
          Total liabilities and stockholder's equity .     $ 1,084,561         $   529,754          $  969,361        $  2,583,676
                                                           -----------         -----------          ----------        ------------
                                                           -----------         -----------          ----------        ------------

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                               UNITED MEDICORP, INC.
                  PRO FORMA STATEMENTS OF OPERATIONS (UNAUDITED)
                        FOR THE YEAR ENDED DECEMBER 31, 1997

                                                           HISTORICAL FINANCIAL
                                                                STATEMENTS
                                                       ----------------------------
                                                                           ALLIED
                                                        UNITED             HEALTH                      PRO FORMA
                                                       MEDICORP,          OPTIONS,      PRO FORMA      FINANCIAL
                                                         INC.               INC.       ADJUSTMENTS     STATEMENTS
                                                       ---------       ------------    -----------   -------------
Revenues:

     Billing and collection services . . . .           $2,767,943            - -        (93,072)(b)    2,674,871

     Net patient services. . . . . . . . . .                  - -      1,983,608         42,210 (c)    2,025,818

     Other revenues. . . . . . . . . . . . .               35,058            - -        (27,659)(b)        7,399
                                                       ----------     ----------                      ----------
     Total revenues. . . . . . . . . . . . .            2,803,001      1,983,608                       4,708,088

Expenses:

     Wages and benefits. . . . . . . . . . .            1,900,182      1,684,357                       3,584,539

     General and administrative. . . . . . .              488,754        365,344                         854,098

     Office, vehicle and equipment rental. .               88,672        142,563                         231,235

     Provision for doubtful accounts . . . .                  - -        193,632                         193,632

     Depreciation and amortization . . . . .              106,783          8,124         51,730 (d)      166,637

     Professional fees . . . . . . . . . . .               54,188        165,392       (120,732)(b)       98,848

     Interest, net . . . . . . . . . . . . .                4,959         52,557                          57,516

     Other income, net . . . . . . . . . . .               (1,286)           - -                          (1,286)
                                                       ----------     ----------                      ----------
     Total expenses. . . . . . . . . . . . .            2,642,252      2,611,969                       5,185,219
                                                       ----------     ----------                      ----------
Net Income (loss). . . . . . . . . . . . . .           $  160,749     $ (628,361)                     $ (477,131)
                                                       ----------     ----------                      ----------
                                                       ----------     ----------                      ----------
Basic earnings (loss) per share. . . . . . .           $   0.0059                                     $  (0.0174)

Diluted earnings (loss) per share. . . . . .           $   0.0059                                     $  (0.0174)

Weighted average common shares outstanding .           27,381,839                                     27,381,839

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                               UNITED MEDICORP, INC.
                  NOTES TO UNAUDITED PROFORMA FINANCIAL STATEMENTS



(a) On August 7, 1998, United Medicorp, Inc., ("UMC") completed the acquisition of 100% of the common stock of Allied Health Options, Inc. ("AHO") in exchange for one dollar.

(b) Represents the elimination of billing and collection fees, consulting fees and advance funding fees charged by UMC to AHO and the elimination of trade accounts receivable and accounts payable between UMC and AHO.

(c) Represents the reduction of the Alabama Medicare interim settlement overpayment for the year ended December 31, 1997 and the increase in the Florida Medicare interim settlement underpayment for the year ended December 31, 1997, as a result of increased home office allocation expense from UMC to AHO.

(d) Represents the excess of the purchase price over the net assets acquired (goodwill) and purchase price allocation to identifiable assets computed as:

     Total cash purchase price . . . . . . . . . . . . . . .       $         1
     Net assets acquired at December 31, 1997. . . . . . . .        (1,034,590)
                                                                   -----------
     Excess of purchase price over the net assets acquired
        before allocation to identifiable assets . . . . . .         1,034,591
     Excess of purchase price allocated to Medicare
        provider numbers . . . . . . . . . . . . . . . . . .           650,000
                                                                   -----------
     Excess of purchase price over the net assets acquired .       $   384,591
                                                                   -----------
                                                                   -----------

     The excess of the purchase price over the net assets acquired (goodwill) is amortized over the estimated life of 20 years. The pro forma amortization expense for the year ended December 31, 1997 was $19,230.

     The Medicare provider numbers acquired are amortized over the estimated life of 20 years. The pro forma amortization expense for the year ended December 31, 1997 was $32,500.

                               UNITED MEDICORP, INC.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     UNITED MEDICORP, INC.
     (REGISTRANT)



By:  /s/ R. Kenyon Culver                              Date: January 11, 1999
     -------------------------------------------             ------------------
     R. Kenyon Culver
     Vice President and Chief Financial Officer
         (Principal Accounting Officer)